Exhibit (10)(bd)

PROMISSORY NOTE	MELLON BANK, N.A.
$4,000,000	February 23, 1996

FOR VALUE RECEIVED, and intending to be legally bound, Undersigned promises to pay to MELLON BANK, N.A. ("Bank") or its order at Philadelphia, PA. the sum of FOUR MILLION DOLLARS ($4,000,000), or such lesser or greater principal amount as may be outstanding from time to time under the discretionary line of credit (the “Facility”), established by Bank for the benefit of Undersigned by letter dated January 31, 1996, the terms of which are incorporated herein by reference, with interest on the outstanding balance from the date of this Note at the rates specified herein below. Defined terms used herein and not otherwise defined shall have the meanings assigned to them in paragraph 13 hereof.

1. Mandatory Repayment. Principal shall be payable ON OEMAND, provided however that any outstanding principal accruing interest at the As-Offered Rate when a demand for payment is made shall become due and payable immediately upon expiration of the then current Rate Period applicable to such principal, unless such demand is made when an Event of Default is continuing, in which event all principal outstanding hereunder shall he immediately due and payable. Interest shall be payable at each of the following times: (a)first day of each month; (b) at the end of each Rate Period specified in each Notification; and (c) ON DEMAND. Undersigned understands and agrees that any payments of principal, interest or other sums required under this Note may be deducted on the due date, without notice by Bank, from any deposit account maintained by Undersigned with Bank.

2. Interest Rate Options. (a) The outstanding principal balance of this Note shall accrue interest at the Prime-Based Rate, provided, however, that, subject to the terms of paragraph 2(b) below, by giving Notification and with Bank's consent, Undersigned may request to have all or such portion of the outstanding principal of this Note as hereinafter permitted accrue interest, instead as follows: (i) at the As-Offered Rate with respect to the principal amount of any advance under the Facility, from the date of such advance until the end of the Rate Period specified in the Notification; (ii) at the AS-Offered Rate with respect to the principal amount of any portion of the Facility outstanding and accruing interest at the As-Offered Rate at the time of the Notification related to such principal amount, from the expiration of the then current Rate Period related to such principal amount until the end of the Rate Period specified in the Notification; (iii) at the As-Offered Rate with respect to all or any portion of the principal amount of the Facility outstanding and accruing interest at either the Prime-Based Rate or the Federal Funds Rate at the time of Notification, from the date set forth in the Notification until the end of the Rate Period specified in the Notification; or (iv) at the Federal Funds Rate with respect to any portion of principal amount outstanding from the date stated in the Notification until converted to the Prime-Based Rate or the As-Offered Rate or repaid; or (v) at the Federal Funds Rate with respect to the principal amount of any advance under the Faci1ity until converted to the Prime-Based Rate or the As-Offered Rate or repaid.

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(b) Undersigned understands and agrees: (i) that Bank, in its sole discretion from time to time and without notice, may refuse any request of Undersigned to select, convert to or renew either the As-Offered Rate or the Federal Funds Rate, (ii) that subject to the provisions of this Note, the Prime-Based Rate, the Federal Funds Rate and the As-Offered Rate may apply simultaneously to different parts of the outstanding principal of this Note, (iii) that the As-Offered Rate may apply simultaneously to various portions of the outstanding principal for various Rate Periods, and (iv) that the As-Offered Rate applicable to any portion of outstanding principal may be different from the As-Offered Rate applicable to any other portion of outstanding principal.

3. Prime Based Rate Fallback.  After expiration of any Rate Period, any principal portion corresponding to such Rate Period which has not been converted or renewed in accordance with the paragraph 2 hereof shall accrue interest automatically at the Prime-Based Rate from the date of expiration of such Rate Period until paid in full, unless and until Undersigned requests and Bank approves a conversion to the As-Offered Rate or the Federal Funds Rate in accordance with paragraph 2. With respect to any principal amount (whether an advance of new funds or an already outstanding amount), if Undersigned fails to request the As-Offered Rate or the Federal Funds Rate option by giving Bank a Notification, or if Bank fails to approve such request when made, such principal amount shall be deemed to accrue interest at the Prime-Based Rate.

4. Interest After Demand or Default.  After all or any part of the principal of this Note shall have become due and payable as set forth in paragraph 1 hereof, such amount shall bear interest for each day until paid (before and after judgment) at a rate per annum which for each day shall be the greater of (a) 2% above the highest rate of interest which any portion of outstanding principal is accruing hereunder on the date of demand or acceleration (as the case may be), or (b) 2% above the Prime-Based Rate in effect on the date on which interest is to be calculated.

5. Voluntary Repayment.  Prior to demand or the occurrence of an Event of Default hereunder, (a) Undersigned shall have the right at its option from time to time to repay that portion of the outstanding principal balance hereof which is accruing interest at such time at the Prime-Based Rate or the Federal Funds Rate in whole or in part; and (b) Undersigned shall not have the right to repay all or any portion of the outstanding principal balance hereof which is accruing interest at the As-Offered Rate except, as to each portion of principal, at the end of the Rate Period related thereto. Bank shall apply any amount received from Undersigned as repayment (whether received pursuant to the previous sentence or as a result of a demand or after occurrence of an Event of Default) first, against any amount, other than principal or interest, which may be due and payable under this Note or under any of the documents executed and delivered by Undersigned in connection herewith; second, against unpaid interest; and third, against outstanding principal.

6. Indemnity.  Undersigned shall indemnify Bank against any loss or expense (including loss of margin) which Bank has sustained or incurred as a consequence of: (a) any payment of any principal amount accruing interest at the As-Offered Rate on a day other than the last day of the corresponding Rate Period (whether or not any such payment is made pursuant to demand by Bank under this Note and whether or not any such payment is consented to by Bank, unless Bank shall have expressly waived such indemnity in writing); (b) any attempt by Undersigned to revoke in whole or part any Notification given pursuant to this Note;

(c) any attempt by Undersigned to convert or renew any principal amount accruing interest at the As-Offered Rate on a day other than the last day of the corresponding Rate Period (whether or not such conversion or renewal is consented to by Bank, unless Bank shall have expressly waived such indemnity in writing); or (d) any breach of or default by Undersigned, any surety or guarantor of Undersigned's obligations hereunder, or any other person or entity granting Bank a security interest in property to secure Undersigned's obligations hereunder (an "Obligor") in the performance or observance of any covenant or condition contained in this Note or any separate security, guarantee, suretyship or other agreement between Bank and any Obligor.

If Bank sustains any such loss or expense it shall from time to time notify Undersigned of the amount determined in good faith by Bank (which determination shall he conclusive) to be necessary to indemnify Bank for such loss or expense.  Such amount shall be due and payable by Undersigned on demand.  In the event of an occurrence described in (a), (b) or (c) of this Paragraph 6, such indemnity shall be an amount equal to the excess of (i) the present value of the total amount of interest that would have been paid at the As-Offered Rate during the period from the date of the prepayment, failure to borrow, or conversion to the end of the Rate Period over (ii) the present value of the interest that would be earned by the Bank on U.S. Government securities purchased on the date of prepayment, failure to borrow, or conversion and maturing at the end of the Rate Period.

7. Records.  The unpaid principal amount of this Note, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability and the date and amount of each payment or demand shall at all times be ascertained from the books and records created by Bank, which shall be conclusive absent manifest error.

All notices (including any Notification) under this Note shall be in writing or by telephone promptly confirmed in writing, and all such writings shall be sent by first-class, first-class express or certified mail or by hand delivery, in all cases with charges prepaid, provided that Bank may act in reliance on any telephonic notice prior to receipt of written confirmation. All notices shall be sent to Undersigned at the address stated on the signature page hereof or in accordance with the last unrevoked written direction from Undersigned to Bank. All notices by Undersigned shall be effective when received by Bank at its address at Mellon Bank, N.A., Mellon Bank Center, Plymouth Meeting Executive Campus, 610 West Germantown Pike, Suite 200, Plymouth Meeting, PA 19462, and all notices by Bank shall be effective when telephoned, deposited in the mail or hand delivered.  Written notices or confirmations by Undersigned shall not be deemed records of Bank within the meaning of this paragraph whether or not received by Bank and, in the event that any written notice sent by Undersigned in confirmation of telephonic notice differs from Bank's records of such telephonic notice, Bank may act in reliance upon such telephonic notice as if written notice were not received, provided that Bank has acted in good faith.  Bank may conclusively rely without inquiry on any notice or confirmation purporting to be from or authorized by Undersigned end such reliance shall be presumed to be correct.

8. Secur1tv Interest; Time of Essence. The prompt and faithful performance of all of undersigned's obligations hereunder, including without limitation time of payment, is of the essence of this Note.

The Undersigned hereby grants to Bank a security interest in, lien upon, and right of setoff against, all deposit accounts, credits, securities, moneys, or other property of Undersigned which may at any time be in the possession of, delivered to, or owed by Bank, including any proceeds or returned or unearned premiums of insurance, and the proceeds of all the foregoing property.

9. Covenants.  Undersigned covenants and agrees that until all indebtedness evidenced hereby has been paid in full, Undersigned shall: (a)use the proceeds of the loan evidenced hereby only for the purpose specified to the Bank at or prior to the execution hereof; (b) furnish or cause to be furnished to Bank consolidated financial statements prepared in accordance with generally accepted accounting principles consistently applied by Margolis & Company P. C., or such other independent certified public accountant selected by Borrower and acceptable to Bank, within forty-five (45) days after the end of each fiscal quarter including a statement of profit and loss for such period setting forth in compatative form the corresponding figures from the corresponding period of the preceding fiscal year and a balance sheet as of the end of such period setting forth in comparative form the corresponding figures as of the end of the preceding fiscal year, in form acceptable to Bank; (c) furnish or cause to be furnished to Bank consolidated financial statements, audited in accordance with generally accepted accounting principles consistently applied by Margolis & Company P.C., or such other independent certified public accountant selected by Undersigned and acceptable to Bank, within ninety (90) days after the end of each fiscal year of Undersigned including a statement of profit and loss for such period and a balance sheet as of the end of such period, in each case setting forth in comparative form the corresponding figures from the corresponding period of the preceding fiscal year, in form acceptable to Bank; (d) from time to time furnish or cause to be furnished to Bank, such information concerning the financial condition, operations, business or affairs of Undersigned as Bank may from time to time reasonably request; (e) purchase and maintain policies of insurance to protect against such risks and casualties, and in such amounts, as shall be required by Bank and/or applicable law; and (f) pay, upon demand by Bank, all amounts incurred by Bank in connection with any action or proceeding taken or commenced by Bank to enforce or collect this Note, including attorney's fees equal to the lesser of (i) 20% of the principal balance and interest then due hereunder or $500.00, whichever is greater, or (ii) the maximum amount permitted by law, together with, in each case, attorney's costs and all costs of legal proceedings.

10. Events of Default.  The occurrence of any of the following shall constitute an "Event of Default" hereunder: (a) default in payment or performance of any of the indebtedness or obligations evidenced by this Note or any other evidence of liability of Undersigned to Bank; (b) the breach by any Obligor of any covenants contained in this Note or in any other agreement between Bank and any Obligor, the occurrence of any default hereunder or under the terms of any such agreement, or the discovery by Bank of any false or misleading representation made by any Obligor herein or in any such agreement or in any other information submitted to Bank by any Obligor; (c) with respect to any Obligor the dissolution of any partnership or corporation; (d) any assignment for the benefit of creditors by any Obligor; (e) insolvency of any Obligor; (f) the filing or commencement of any petition, action, case or proceeding, voluntary or involuntary, under any state or federal law regarding bankruptcy, insolvency, reorganization, receivership or dissolution, including the Bankruptcy Reform Act of 1978, as amended, by or against any Obligor; or (g) the garnishment, attachment or taking by governmental authority of any property of Undersigned which is in Bank’s possession or which constitutes security for any indebtedness evidenced hereby.

11. Acceleration; Remedies.  Upon either (i} the occurrence of any Event of Default, or (ii) demand, if no Event of Default has occurred: (a) all amounts due under this Note, including the unpaid balance of principal and interest hereof, shall become due and payable in accordance with paragraph 1 hereof, without any demand or notice whatsoever, if Bank so elects; and (b) Bank may immediately and without demand exercise any of its rights and remedies granted herein, under applicable law, or which it may otherwise have, against Undersigned or otherwise.

12. Bank's Rights.  Undersigned hereby authorizes Bank, and Bank shall have the continuing right, in its sole option and discretion, to: (a) do any thing which Undersigned is required but fails to do hereunder, and add any amounts paid under this paragraph 12 to the principal amount of the indebtedness evidenced by this Note; and (b) pay the proceeds of the loan evidenced by this Note to any or all of the Undersigned individually or jointly; or to such other persons as any of the Undersigned may direct.

13. Definitions.  As used in this Note:  "As-Offered Rate" means a per annum rate of interest (computed on the basis of a year of 360 days and actual days elapsed) offered by Bank in its sole discretion to Undersigned from time to time for such Rate Period as Bank may elect in its sole discretion, such interest rate to remain fixed for the duration of such Rate Period. "Corresponding Source of Funds" means the proceeds of hypothetical borrowings by Bank of overnight Federal funds in an aggregate amount approximately equal to the outstanding principal amount accruing interest at the Federal Funds Rate.  “Federal Funds Effective Rate” for any day, as used herein, shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank of New York (or any successor) in substantially the same manner as such Federal Reserve Bank of New York computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Note; provided, if such Federal Reserve Bank of New York (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced. Notwithstanding the above, if at any time Bank shall determine in good faith (which determination shall be conclusive) that: (i) the Federal Reserve Bank of New York (or its successor) shall not have announced a Federal Funds Effective Rate on any day (other than a Saturday, Sunday, public holiday or other day on which no Federal Funds Effective Rate would normally be announced under the practices of such Federal Reserve Bank of New York as of the date hereof), (ii) the effective cost to the Bank of funding any proposed or existing portion of the principal amount of this Note from a Corresponding Source of Funds shall exceed the Federal Funds Effective Rate, or (iii) the making, maintenance or funding of any portion of the principal amount bearing interest at a rate calculated using the Federal Funds Effective Rate has been made impracticable or unlawful by compliance by Bank in good faith with any law or guideline or interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof or with any request or directive of any such Official Body (whether or not having the force of law); then, and in any such event the portion of the principal balance which otherwise would accrue interest based upon the Federal Funds Effective Rate shall accrue interest at the Prime-Based Rate until Bank shall have determined in good faith (which determination shall be conclusive} that the circumstances giving rise to such previous determination no longer exists. "Federal Funds Rate" means a per annum rate of interest (based on a year of 360 days and actual days lapsed) for each day equal to the Federal Funds Effective Rate for such day plus 1.25% per annum, such interest rate to change automatically from time to time effective as of the date of each change in the Federal Funds Effective Rate. “Notification” means telephonic notice (which shall be irrevocable) by Undersigned to Bank that Undersigned has requested that the As-Offered Rate and/or the Federal Funds Rate shall apply to some portion of the principal amount of this Note in accordance with the provisions of paragraph 2 hereof, which notice shall be given no later than 1:00 p.m., local time at the place where this Note is payable, on the day (which shall be a day on which Bank is opened for business) on which such election is to become effective, which notice sha1l specify (i) that the As-Offered Rate option or the Federal Funds Rate option, as the case may be, is being selected; (ii) the principal amount to be subject to the As-Offered Rate or the Federal Funds Rate, as the case may be; (iii) whether such amount is new advance, a renewal of a previous request of the As-Offered Rate, a conversion from the Prime-Based Rate to the As-Offered Rate, a conversion from the Prime-Based Rate to the Federal Funds Rate or a combination thereof; (iv) the Rate Period selected: and (v) the date on which such request is to become effective (which date shall be a date selected in accordance with paragraph 2(a) hereof). "Obligor" has the meaning assigned to that term in paragraph 6 hereof. "Official Body" means any government or political subdivision or any agency, authority or bureau, central bank, commission, department or arbitrator. “Prime Based Rate” means a per annum rate of interest, calculated on a 360 day basis but charged on the actual number of days elapsed, equal to the Bank's Prime Rate such Prime-Based rate to change from time to time as of the effective date of each change in Prime Rate. "Prime Rate" shall mean the interest rate per annum announced from time to time by Bank as its Prime Rate. The Prime Rate may be greater or less than other interest rates charged by Bank to other borrowers and is not solely based or dependent upon the rate which Bank may charge any particular borrower or class of borrowers. “Rate Period" means for any portion of principal for which Undersigned elects the As-Offered Rate the period of time for which such AS-Offered Rate shall apply to such principal portion.  Rate periods shall be for periods of one (1) day to one hundred eighty (180) days and for no other length of time. "Undersigned" means, individually and collectively, all makers of this Note.

14. Miscellaneous Provisions.  (a) Bank shall retain the lien of any judgment entered on account of the indebtedness evidenced hereby.  Undersigned warrants that Undersigned has no defense whatsoever to any action or proceeding that may be brought to enforce or realize on any such judgment. (b) If any provision hereof shall for any reason be held invalid or unenforceable, no other provision shall be affected thereby, and this Note shall be construed as if the invalid or unenforceable provision had never been a part of it. The descriptive headings of this Note are for convenience only and shall not in any way affect the meaning or construction of any provision hereof. (c) The rights and privileges of Bank contained in this Note shall inure to the benefit of its successor and assigns, and the duties of Undersigned shall bind all heirs, personal rep4esentatives, successors and assigns. (d) This Note shall in all respects be governed by the law of the state in which this Note is payable (except to the extent that federal law governs).

15. CONFESSIION OF JUDGEMENT. Undersigned hereby empowers the prothonotary or any attorney of any court of record to appear for Undersigned and to confess judgment as often as necessary against Undersigned in favor of the holder hereof, as of any term, for the above sum plus interest due under the terms hereof, together with costs of leqa1 proceedings and an attorney’s commission equal to the lesser of (a) 20% of the above sum and interest then due hereunder or $500.00, whichever is greater, or (b) the maximum amount permitted by 1aw, with release of all errors.  Undersigned waives all laws, with release of al1 errors.  Undersigned waives a11 1aws exempting rea1 or persona1 property from execution.

Witness the due execution hereof intending to be legally bound.

Attest:	MET-PRO CORPORATION

/s/ Marian W. Berkey	By:/s/ William F. Moffitt (SEAL)
(Corporate Seal)	Title: VP Finance,
Secretary & Treasurer

By:/s/ William L. Kacin (SEAL)
Title: President & CEO

ADDRESS:
160 CASSELL ROAD
HARLEYSVILLE, PA 19438